Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS FOURTH QUARTER 2009 RESULTS

Credit costs weigh on results, but outlook improves

•	Net loss driven by continued elevated provision for credit losses

•	Allowance for loan losses reached 5.68% of loans, but improving credit outlook may signal peak

•	Expenses decreased by approximately $1.4 million from third quarter levels

•	Completed repositioning of balance sheet with a conservative liquidity buffer and improved maturity profile

•	Announced $10 million share repurchase program

Boston, February 17, 2010 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based commercial finance company, today reported an adjusted net loss for the fourth quarter of 2009 of $11.5 million, or $0.23 per diluted share. On a GAAP basis, the Company reported a net loss of $13.4 million, or $0.27 per diluted share, which reflected $1.9 million after-tax non-cash equity compensation expense related to the 2006 IPO.

“Adjusted net income (loss)” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“Although our results in the quarter continued to reflect substantial additions to the allowance for loan loss reserves, the credit outlook for the Company has improved and provision for credit losses has likely peaked.” said Tim Conway, Chairman and Chief Executive Officer. “In 2009 we took a series of important steps to reduce costs and reposition the balance sheet with a conservative liquidity buffer and an improved maturity profile. We also continued to make new loans and work with our customers to manage our existing portfolio. As a result, the Company is well positioned to increase lending activity and we expect to return to profitability in 2010.” he added.

“We achieved important funding and liquidity objectives through the issuance of $75 million of revolving credit notes and completion of a milestone $275 million securitization,” added John Bray, NewStar’s Chief Financial Officer. “Those transactions greatly strengthen the Company’s funding platform and position us well to participate in the economic recovery and take additional steps to enhance shareholder value.”

Loan Credit Quality

•	The provision for credit losses was $39.0 million in the fourth quarter of 2009 compared to $32.6 million in the third quarter of 2009.

•	Approximately $40.0 million of new specific reserves were established in the fourth quarter of 2009 compared to $33.3 million in the third quarter of 2009.

•

The allowance for credit losses increased to $114.5 million, or 5.68% of loans, at December 31, 2009, compared to $101.1 million, or 4.69%, at September 30, 2009 and $54.0 million or 2.25% at December 31, 2008.

•

Four loans totaling $51.5 million as of December 31, 2009 were placed on non-accrual status in the fourth quarter of 2009. One of the four loans placed on non-accrual status in the fourth quarter of 2009 was a $9.9 million commercial real estate loan as of December 31, 2009. The other three loans were to companies operating in the financial services, media, and building materials industry sectors.

•

At December 31, 2009, loans to 19 borrowers were on non-accrual status with an aggregate outstanding balance, net of charge-offs, of $162.7 million compared to 22 loans with an aggregate outstanding balance, net of charge-offs, of $147.6 million at September 30, 2009. Non-accruing loans, net of charge-offs, specific reserves and other adjustments were $122 million, or 53.8% of their aggregate face amount as of December 31, 2009.

•

Eleven of the non-accrual loans with an outstanding balance of $104.0 million and three additional accruing loans with an aggregate outstanding balance of $19.9 million as of December 31, 2009 were also delinquent loans.

•

Net charge-offs increased to $25.7 million, or 5.06% of loans on an annualized basis, in the fourth quarter of 2009 compared to $17.8 million or 3.27% of loans on an annualized basis in the third quarter of 2009. Net charge-offs for the full year 2009 were 3.61% of loans.

•

The Company owned interests in two properties valued at $5.7 million (net of a non-controlling interest) and $3.7 million, respectively, which were included in other real estate owned (“OREO”) as of December 31, 2009.

Funding and Capital

•

Completed a $275 million CLO on January 7, 2010 that is scheduled to mature on July 30, 2018. Proceeds from the transaction were used to repay all outstanding borrowings under the DB Term Funding credit facility and certain advances under the Company’s warehouse line of credit with Citi.

•

Entered into a note agreement with an institutional investor on January 5, 2010 establishing a $75 million revolving credit facility with a maturity date of July 5, 2013. The facility was undrawn as of December 31, 2009.

•

Amended an existing credit facility with Citi to extend the maturity date to November 2010, reduce the size of the facility from $300 million to $150 million (with approximately $67 million drawn as of December 31, 2009), and reduce the advance rate, while maintaining pricing terms and the Company’s ability to fund advances under approximately $125 million of revolving credit and delayed draw term loans.

•	Approximately 85% of loans were funded by long term capital at December 31, 2009.

•

Approximately 67% of loans were funded by securitized term debt at attractive, locked-in spreads as of December 31, 2009. The ability to re-invest collections from repayments and amortization of certain of these loans represents a continuing source of funding.

•	Balance sheet leverage was 3.0x as of December 31, 2009, down slightly from 3.1x at September 30, 2009 due principally to repayment of advances under credit facilities.

•

Total cash and equivalents as of December 31, 2009 were $177 million, of which $40 million was unrestricted. Unrestricted cash increased from approximately $31 million at September 30, 2009 and restricted cash increased from approximately $110 million to $137 million.

Managed and Owned Loan Portfolios

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 96% invested in 1st lien senior secured loans and debt investments at December 31, 2009.

•	Total origination volume for the fourth quarter of 2009 was modest, which reflected the Company’s continued preference to preserve liquidity and weak demand for loans.

•

The managed loan portfolio was $2.6 billion as of December 31, 2009 (down from $2.7 billion at September 30, 2009), reflecting the net impact of prepayments and scheduled amortization of existing loans, as well as, charge-offs, which was offset by modest new loan origination. Managed loan portfolio was down from $3.0 billion at December 31, 2008.

•	Assets managed for the NCOF were $543 million at December 31, 2009, down 2% from September 30, 2009 and down from $561 million at December 31, 2008.

•	The owned loan portfolio was $2.0 billion as of December 31, 2009 down slightly from September 30, 2009.

•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of December 31, 2009, no outstanding borrowings by a single issuer represented more than 1.5% of total loans outstanding, and the ten largest issuers comprised approximately 8.3% of the loan portfolio.

Net Interest Income / Margin

•	Net interest income before provision for credit losses was $24.4 million for the fourth quarter of 2009 compared to $24.5 million for the third quarter of 2009.

•

Net interest margin increased 15 bps to 4.31% for the fourth quarter of 2009 compared to 4.16% for the third quarter of 2009 and 3.79% for the fourth quarter of 2008 due principally to a decrease in the base rates (Libor) of the Company’s liabilities and an increase in credit spreads through the re-pricing of existing loans and use of Libor floors, which was partially offset by the impact of higher non-performing loans and financing costs related to the Citi renewal.

Non-Interest Income

•	Non-interest income was $4.4 million for the fourth quarter of 2009 compared to a $0.1 million for the third quarter of 2009, and $8.6 million of income for the fourth quarter of 2008.

•

Non-interest income in the fourth quarter of 2009 consisted primarily of a $3.1 million gain on repurchase of debt, $0.7 million of asset management income, $0.5 million of unused fees and $0.3 million of agency fees, which was partially offset by a $0.4 million loss on an equity investment.

Expenses

•

Operating expenses decreased by approximately $1.4 million to $9.6 million in the fourth quarter of 2009 from $10.9 million in the third quarter of 2009 due principally to lower workout and severance expenses.

•	Headcount was reduced from 68 as of September 30, 2009 to 61 at December 31, 2009. Headcount has been reduced by approximately 55% from its peak of 137 as of January 2008.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-548-7905 approximately 5-10 minutes prior to the call. International callers should dial 719-325-4865. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through February 20, 2010 by dialing 888-203-1112. International callers should call 719-457-0820. For all replays, please use the passcode 3561840. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT and Chicago IL. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the current dislocation in the credit markets and the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2008 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Annual Report on Form 10-K for the year ended December 31, 2009 with the SEC on or before

March 16, 2010 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; and ii) the losses incurred in connection with the change in fair value of the residual interest, including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP (excluding interest income generated from the retained residual interest) less annualized interest expense as determined under GAAP, divided by average interest earning assets (excluding the retained residual interest for the period.)

Adjusted return on average assets means adjusted net income divided by average assets for the period excluding the retained residual interest. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company and ii) the change in fair value of the residual interest. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 11 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	December 31, 2009	September 30, 2009	December 31, 2008
Assets:
Cash and cash equivalents	$39,848	$31,128	$50,279
Restricted cash	136,884	109,618	84,163
Investments in debt securities, available-for-sale	4,183	3,859	3,025
Loans held-for-sale, net	15,736	3,072	—
Loans, net	1,878,978	2,041,087	2,328,812
Deferred financing costs, net	18,557	19,219	21,003
Interest receivable	7,949	8,442	10,608
Property and equipment, net	976	976	1,252
Deferred income taxes, net	56,449	56,863	31,238
Income tax receivable	7,260	603	—
Other assets	33,252	32,703	41,142

Total assets	$2,200,072	$2,307,570	$2,571,522

Liabilities:
Credit facilities	$91,890	$135,742	$411,267
Term debt	1,523,052	1,567,864	1,524,171
Accrued interest payable	2,774	3,408	9,773
Income tax payable	—	—	353
Accounts payable	645	386	1,049
Other liabilities	31,591	38,660	43,354

Total liabilities	1,649,952	1,746,060	1,989,967

NewStar Financial, Inc. stockholders’ equity	546,062	557,506	581,555
Noncontrolling interest	4,058	4,004	—

Total stockholders’ equity	550,120	561,510	581,555

Total liabilities and stockholders’ equity	$2,200,072	$2,307,570	$2,571,522

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands)	December 31, 2009	September 30, 2009	December 31, 2008
Net interest income:
Interest income	$31,943	$33,675	$45,845
Interest expense	7,553	9,197	21,445

Net interest income	24,390	24,478	24,400
Provision for credit losses	39,032	32,577	17,930

Net interest income after provision for credit losses	(14,642)	(8,099)	6,470

Non-interest income:
Fee income	415	388	866
Asset management income	716	758	1,457
Gain (loss) on derivatives	41	126	1,366
Gain (loss) on sale of loans and debt securities	—	—	(1)
Loss on investments in debt securities	—	—	(1)
Other income (expense)	3,274	(1,139)	4,958

Total non-interest income	4,446	133	8,645
Operating expenses:
Compensation and benefits	6,512	7,578	4,172
Occupancy and equipment	791	769	718
General and administrative expenses	2,257	2,580	3,054

Total operating expenses	9,560	10,927	7,944

Income (loss) before income taxes	(19,756)	(18,893)	7,171
Income tax expense (benefit)	(6,405)	(6,957)	4,417

Net income (loss) before noncontrolling interest	(13,351)	(11,936)	2,754
Net (income) loss attributable to noncontrolling interest	(54)	1,674	—

Net income (loss)	$(13,405)	$(10,262)	$2,754

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	1,872	915	2,102
Loss on assets sold and retained residual interest (2)	—	—	258

Adjusted net income (loss)	$(11,533)	$(9,347)	$5,114

Net income (loss) per share:
Basic	$(0.27)	$(0.21)	$0.06
Diluted	$(0.27)	$(0.21)	$0.06

Weighted average shares outstanding:
Basic	49,349,508	49,173,245	48,510,697
Diluted	49,349,508	49,173,245	48,510,697

Adjusted net income (loss) per share:
Basic	$(0.23)	$(0.19)	$0.11
Diluted	$(0.23)	$(0.19)	$0.11

Adjusted weighted average shares outstanding:
Basic	49,349,508	49,173,245	48,510,697
Diluted	49,349,508	49,173,245	48,510,697

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Year Ended December 31,
($ in thousands, except per share amounts)	2009	2008
Net interest income:
Interest income	$136,569	$188,770
Interest expense	41,927	86,216

Net interest income	94,642	102,554
Provision for credit losses	133,093	38,224

Net interest income after provision for credit losses	(38,451)	64,330

Non-interest income:
Fee income	1,657	4,518
Asset management income	2,934	6,283
Gain on derivatives	533	2,157
Gain on sale of loans and debt securities	—	282
Loss on investments in debt securities	—	(932)
Loss on residual interest in securitization	—	(631)
Other income	5,529	7,253

Total non-interest income	10,653	18,930
Operating expenses:
Compensation and benefits	26,403	30,413
Occupancy and equipment	3,121	3,286
General and administrative expenses	12,911	11,090

Total operating expenses	42,435	44,789

Income (loss) before income taxes	(70,233)	38,471
Income tax expense (benefit)	(24,353)	16,073

Net income (loss) before noncontrolling interest	(45,880)	22,398
Net loss attributable to noncontrolling interest	1,620	—

Net income (loss)	$(44,260)	$22,398

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	5,800	5,938
Loss on assets sold and retained residual interest (2)	—	(679)

Adjusted net income (loss)	$(38,460)	$27,657

Net income (loss) per share:
Basic	$(0.90)	$0.46
Diluted	$(0.90)	$0.46

Weighted average shares outstanding:
Basic	49,119,285	48,340,067
Diluted	49,119,285	48,340,067

Adjusted net income (loss) per share:
Basic	$(0.78)	$0.57
Diluted	$(0.78)	$0.57

Adjusted weighted average shares outstanding:
Basic	49,119,285	48,340,067
Diluted	49,119,285	48,340,067

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
($ in thousands, except per share amounts)	December 31, 2009	September 30, 2009	December 31, 2008
Performance Ratios:
Return on average assets	(2.36	) %	(1.74	) %	0.42%
Return on average equity	(9.52)	(7.19)	1.88
Net interest margin, before provision	4.31	4.16	3.79
Efficiency ratio	33.22	41.57	24.04
Loan portfolio yield	5.98	5.99	7.40

Credit Quality Ratios:
Delinquent loan rate (at period end)	6.15%	6.91%	0.69%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	0.99	1.69	—
Non-accrual loan rate (at period end)	8.08	6.84	2.52
Non-performing asset rate (at period end)	8.55	7.08	2.82
Annualized net charge off rate (end of period loans)	5.06	3.27	1.47
Annualized net charge off rate (average period loans)	4.82	3.18	1.46
Allowance for credit losses ratio (at period end)	5.68	4.69	2.25

Capital and Leverage Ratios:
Equity to assets	24.87%	24.20%	22.62%
Debt to equity	2.96	x	3.06	x	3.33	x
Book value per share	$10.92	$11.34	$12.00

Average Balances:
Loans and other debt products, gross	$2,116,423	$2,228,018	$2,431,109
Interest earning assets	2,244,964	2,333,502	2,560,126
Total assets	2,253,274	2,345,793	2,613,730
Interest bearing liabilities	1,648,877	1,738,064	1,966,631
Equity	558,570	566,078	582,630

Allowance for credit loss activity:
Balance as of beginning of period	$101,117	$86,340	$44,933
General provision for credit losses	(1,002)	(703)	4,726
Specific provision for credit losses	40,034	33,280	13,204
Net charge offs	(25,679)	(17,800)	(8,886)

Balance as of end of period	$114,470	$101,117	$53,977

Supplemental Data (at period end):
Investments in debt securities, gross	$6,635	$6,704	$6,839
Loans held-for-sale, gross	15,990	3,162	—
Loans held-for-investment, gross	2,013,588	2,157,696	2,402,309

Loans and investments in debt securities, gross	2,036,213	2,167,562	2,409,148
Unused lines of credit	230,838	243,311	339,230
Standby letters of credit	18,771	22,235	32,358

Total funding commitments	$2,285,822	$2,433,108	$2,780,736

Loan portfolio	$2,036,213	$2,167,562	$2,409,148
Loans owned by NewStar Credit Opportunities Fund	542,504	543,645	561,241

Managed loan portfolio	$2,578,717	$2,711,207	$2,970,389

Loans held-for-sale, gross	$15,990	$3,162	$—
Loans held-for-investment, gross	2,013,588	2,157,696	2,402,309

Total loans, gross	2,029,578	2,160,858	2,402,309
Deferred fees, net	(20,999)	(16,560)	(20,998)
Allowance for loan losses - general	(38,485)	(39,114)	(36,786)
Allowance for loan losses - specific	(75,380)	(61,025)	(15,713)

Total loans, net	$1,894,714	$2,044,159	$2,328,812

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Year Ended December 31,
($ in thousands, except per share amounts)	2009		2008
Performance Ratios:
Return on average assets	(1.85	) %	0.86%
Return on average equity	(7.73)		3.96
Net interest margin, before provision	3.98		4.02
Efficiency ratio	39.69		36.87
Loan portfolio yield	6.03		7.67

Credit Quality Ratios:
Net charge off rate (end of period loans)	3.61		0.82
Net charge off rate (average period loans)	3.22		0.82

Average Balances:
Loans and other debt products, gross	$2,258,237		$2,415,436
Interest earning assets	2,379,622		2,551,602
Total assets	2,397,468		2,612,285
Interest bearing liabilities	1,782,105		1,962,796
Equity	572,417		566,173

Allowance for credit loss activity:
Balance as of beginning of period	$53,977		$35,487
General provision for credit losses	619		7,369
Specific provision for credit losses	132,474		30,855
Net charge offs	(72,600)		(19,734)

Balance as of end of period	$114,470		$53,977

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted Three Months Ended
($ in thousands)	December 31, 2009	September 30, 2009	December 31, 2008
Performance Ratios:
Return on average assets	(2.03)%	(1.58)%	0.78%
Return on average equity	(8.19)	(6.55)	3.49
Efficiency ratio	28.21	35.77	19.32

Consolidated Statement of Operations Adjustments(1):
Operating expenses	$9,560	$10,927	$7,944
Less: IPO related compensation and benefits expense (2)	1,440	1,524	1,561

Adjusted operating expenses	$8,120	$9,403	$6,383

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted Year Ended December 31,
($ in thousands)	2009		2008
Performance Ratios:
Return on average assets	(1.60	) %	1.06%
Return on average equity	(6.72)		4.88
Efficiency ratio	34.58		31.39
Net interest margin, before provision	3.98		4.02
Yield on interest earning assets	5.75		7.40

Consolidated Statement of Operations Adjustments(1):
Non-interest income	$10,653		$18,930
Plus: loss on assets sold and retained residual interest (2)	—		631

Adjusted non-interest income	$10,653		$19,561

Operating expenses	$42,435		$44,789
Less: IPO related compensation and benefits expense (3)	5,465		6,452

Adjusted operating expenses	$36,970		$38,337

Average Balances:
Assets	$2,397,468		$2,612,285
Less: assets sold and residual interest (2)	—		232

Adjusted assets	$2,397,468		$2,612,053

Interest earning assets	$2,379,622		$2,551,602
Less: assets sold and residual interest (2)	—		232

Adjusted interest earning assets	$2,379,622		$2,551,370

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	December 31, 2009		September 30, 2009		December 31, 2008

Portfolio Data:
First mortgage	$306,075	15.0%	$335,236	15.5%	$370,810	15.4%
Senior secured asset-based	26,463	1.3	31,472	1.5	40,969	1.7
Senior secured cash flow	1,621,816	79.6	1,715,157	79.1	1,884,862	78.2
Senior subordinated asset-based	40,810	2.0	40,984	1.9	64,156	2.7
Senior subordinated cash flow	—	—	—	—	8,182	0.3
Second lien	33,680	1.7	37,298	1.7	33,086	1.4
Mezzanine/subordinated	7,369	0.4	7,415	0.3	7,083	0.3

Total	$2,036,213	100.0%	$2,167,562	100.0%	$2,409,148	100.0%

Middle Market Corporate	$1,715,554	84.3%	$1,813,799	83.7%	$2,016,447	83.7%
Commercial Real Estate	320,659	15.7	353,763	16.3	392,701	16.3

Total	$2,036,213	100.0%	$2,167,562	100.0%	$2,409,148	100.0%